UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  June 28, 2023
LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, New York 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
Effective as of June 28, 2023, Lake Shore, MHC and Lake Shore Bancorp, Inc. (collectively, the “Companies”), the parent savings and loan holding companies of Lake Shore Savings Bank, a federal savings bank (the “Bank”), entered into a written agreement (the “Agreement”) with the Federal Reserve Bank of Philadelphia (the “Reserve Bank”), the Companies’ regulator.  The Agreement provides, among other things, that the Companies and/or their Board of Directors:
•
take appropriate steps to fully utilize the Companies’ financial and managerial resources to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order entered into with the Office of the Comptroller of the Currency on February 9, 2023, and any other supervisory action taken by the Bank’s federal regulator;

•
not, directly or indirectly, declare or pay dividends, engage in share repurchases, or make any other capital distribution in respect of common shares, preferred shares, or other capital instruments, including, without limitation, any interest payments due on subordinated debentures, without the prior written approval of the Reserve Bank and the Director of Supervision and Regulation of the Board of Governors. All requests for prior approval must be received in writing at least 30 days prior to the earlier of the proposed declaration, payment, or distribution date, or required notice of deferral;

•
not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior approval must be received at least 30 days prior to the proposed transaction date;

•
comply with the prior notice requirements to the Reserve Bank in accordance with applicable federal law and regulation prior to appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position;

•	comply with the restrictions on indemnification and severance payments under applicable federal law and regulation; and

•
within 45 days after the end of each calendar quarter following the date of the Agreement, submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of the Agreement and the results thereof.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit No.	Description
10.1	Written Agreement by and between Lake Shore, MHC, Lake Shore Bancorp, Inc. and the Federal Reserve Bank of Philadelphia, dated June 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lake Shore Bancorp, Inc.

DATE: June 30, 2023	By:	/s/ Kim C. Liddell
Name: Kim C. Liddell Title: President and Chief Executive Officer